Contract

ERHVERVSLEJEKONTRAKT

Mellem Medium	79.301 ApS Toldbodvej 64 7000 Fredericia CVR-nr 10279291 (som udlejer)
Og And	June 26, 2015 NFG af 26. juni 2015 ApS Danmarksgade 26, st 6700 Esbjerg CVR nr 36955899 (som lejer)
Vedrørende lejemålet For lease	Vesterballevej 27,1 Snoghøj 7000 Fredericia

LEJEMÅLET ER IKKE ERHVERVSBESKYTTET

INDHOLDSFORTEGNELSE

PARTERNE

1

Mellem undertegnede
Between the undersigned

79.301 ApS
Toldbodvej 64
7000 Fredericia

(i det følgende kaldet udlejer)

og medundertegnede
and co-signatory

NFG af 26 juni 2015 ApS
Danmarksgade 26, st
6700 Esbjerg

(i det følgende kaldet lejer)

The lease covers about 61 sqm. gross area of the property located Vesterballevej 27 1 floor Snoghaj, 7000 Fredericia. The room is located prima asked for it Icjem 21 Mart Manns AIS d .d. has pA etagcn referred TI1 vedhaefiedc plan, Annex I, local mains no. 20th

Dur2ng lejemilet conn ~ RedR csuden following fixtures. the tenant is Comm igtet for a maintenance of le-jeperioden:

indgås herved følgende lejekontrakt:

LEJEMÅLETS OMFANG. Lease Scope

Lejemålet omfatter ca. 61 kvm. bruttoareal i ejendommen beliggende Vesterballevej 27,1 sal Snoghøj, 7000 Fredericia. Lokalet er beliggende umiddelbart før det lejemål Hartmanns A/S d.d. har på etagen, der henvises til vedhæftede plantegning, bilag 1, lokale nr. 20.

Under lejemålet henhører desuden følgende inventar, som lejeren er forpligtet til at vedligeholde i lejeperioden:

Loftsarmaturer og faste tæpper

Det samlede bruttoareal fordeler sig således

Kontor	43	m^2
Fælles arealer	18	m^2
I alt	61	m^2

ANVENDELSE.

3.

Det lejede skal benyttes til kontor eller lignende servicevirksomhed og må ikke uden udlejerens skriftlige samtykke anvendes til andet formål, det være sig helt eller delvis.

Udlejer påtager sig ansvaret for, at det lejede ved lejemålets ikrafttræden kan anvendes til den ovenfor anførte benyttelse og er godkendt hertil i.h.t. gældende myndighedskrav.

Krav som af myndighederne måtte blive stillet i forbindelse med lejerens eventuelle ændrede benyttelse af det lejede, er udlejeren uvedkommende, og alle udgifter hertil afholdes af lejeren.

Såfremt lejerens brug af det lejede skulle kræve særlige godkendelser/tilladelser for anvendelse til formålet, herunder godkendelse/tilladelse fra offentlige myndigheder, sundhedsmyndigheder, arbejdstilsyn, kommunale myndigheder, miljømyndigheder m.v., er dette udlejeren uvedkommende, og det påhviler lejeren at indhente de nødvendige godkendelser/tilladelser for lovlig anvendelse af det lejede.

Enhver oplagring af farlige eller forurenende stoffer i eller i nærheden af lejemålet er ikke tilladt.

Ethvert ansvar for lejemålets anvendelse i relation til offentlige myndigheder og tredjemand påhviler lejeren, og er således udlejeren uvedkommende.

IKRAFTTRÆDELSE.

4.

Lejemålet træder i kraft den 16. september 2015. The lease shall enter into force on 16 September 2015.

OPSIGELSE. Termination

The tenant may terminate the lease with electric period of 6 months to vacating the first in one month, at the earliest the vacating d. October 1, 2017.

5.

Lejer kan opsige lejemålet med et varsel på 6 måneder til fraflytning den 1. i en måned, dog tidligst til fraflytning d. 1. oktober 2017.

Måtte lejer få behov for større lokaler og der indgås aftale om leje af disse andet sted i ejendommen, da ophører nærværende aftale på det tidspunkt, hvor ny aftale træder i kraft.

Udlejer kan tidligst opsige lejemålet med et varsel på 6 måneder til fraflytning den 1. oktober 2019.

The landlord may terminate the lease at the earliest with a notice of six months to vacating October 1, 2019.

Såfremt det lejede ødelægges ved brand eller anden ulykke bortfalder lejekontrakten, og udlejer har ikke pligt til at tilbyde lejeren at leje andre lokaler i ejendommen, hverken før eller efter ombygning/genopførelse.

OVERTAGELSE AF LEJEMÅLET.

6.

Det lejede overtages ny istandsat, nymalet og i øvrigt uden mangler af nogen art, med samtlige installationer i god og brugbar stand. Det er aftalt at der udarbejdes indflytningsrapport bilagt fotos når nedennævnte glasvæg er etableret. Lejer har herefter 4 uger til at komme med eventuelle indsigelser. Udlejer har pligt til at udbedre evt. påtalte mangler inden rimelig tid.

Det er aftalt at udlejer sørger for, at følgende arbejder udføres vedr. lejemålet:

- Etablering af glasvæg med persienner til afgrænsning af lejemålet

Leveringstid på nævnte glasvæg må påregnes. I tiden indtil færdiggørelse af glasvæggen stiller udlejer andet passende lokale i ejendommen til rådighed for lejer.

LEJEN OG DENS BETALING.

Payment

7.

Den årlige leje er aftalt til kr. 60.696.- som erlægges månedsvis forud hver den første i en måned. Første gang med kr. 2.529,- for perioden 16. september - 30. september 2015 og herefter hver den 1. i måneden, første gang den 1. oktober 2015 for perioden 1. oktober – 31. oktober 2015 og så fremdeles.

Betaling til pengeinstitut eller postvæsenet anses for betaling på det anviste betalingssted.

De til lejemålet hørende parkeringspladser medfølger uden særskilt vederlag (1pr. 25 brutto-m²).

Den årlige leje tillægges den til enhver tid værende moms, p.t. 25 %.

The Annual rent agreed to kr. 60.696.- which paid manedsvis prior to each the first in one month. The first time with kr. 2.529, - for the period 16 seplember - 30 September 2015 and then everyone 1. in monthly basis, the first time the I. October 2015 for the period In. October - October 31, 2015 and so forth.

Payment to bank or postvasenet deemed payment on the designated place of payment.

The for rent painted adulterous parking included For no separate remuneration (1 pr. 25 gross m2).

This annual rent attributed to the then-BEING VAT pt 25%.

REGULERING AF LEJEN OG ANDRE VILKÅR.

8.

Lejen reguleres hvert år den 1. januar (reguleringsterminen), første gang den 1. januar 2016 efter ændring i nettoprisindekset (2000=100). Reguleringen sker med ændringen fra nettoprisindekset pr. oktober måned 2014 til nettoprisindekset pr. 3 måneder før reguleringsterminen, dog med minimum 2 % p.a. Reguleringen beregnes på grundlag af den gældende leje i måneden før reguleringsterminen.

Den årlige leje kan dog aldrig blive mindre end den oprindeligt aftalte leje med tillæg af eventuelle forhøjelser som følge af forbedringer.

Såfremt beregningen af nettoprisindekset ophører, eller der sker sådanne ændringer i beregningsmåden, at indekset bliver uegnet til at tjene som grundlag for lejens fastsættelse, anvendes i stedet et af Danmarks Statistik foreslået sammenligneligt beregningsgrundlag/beregningstal, og såfremt et sådant ikke forefindes, fastsættes lejen én gang årligt enten i mindelighed og ellers ved voldgift.

Såfremt årslejen reguleres i henhold til den til enhver tid gældende lejelovgivning, skal lejereguleringen efter nettoprisindeks og evt. procentregulering forsættes på dette nye grundlag.

Uanset den ovenfor aftalte regulering af lejen er udlejer tillige berettiget til at forhøje lejen i overensstemmelse med den på tidspunktet for nærværende kontrakts oprettelse gældende lejelovgivning, herunder Lov om leje af erhvervslokaler mv. § 13 om markedsleje. Ved regulering efter Lov om leje af erhvervslokaler mv. § 13 om markedsleje skal markedslejens fastsættelse ikke begrænses af anvendelsen i nærværende lejekontrakts pkt, 2.1, men fastsættes på baggrund af lokalernes generelle anvendelsesmuligheder. Der er aftalt at lejen ikke skal reguleres i udlejers uopsigelighedsperiode, jf. § 5.

EJENDOMSSKATTER, AFGIFTER, FORSIKRINGER, FORBRUGSAFGIFTER, FÆLLESUDGIFTER OG SERVICEEFTERSYN

9.

Udover den aftalte leje i § 7 betaler lejer en forholdsmæssig andel af de ejendommen pålagte ejendomsskatter, dækningsafgift, renovation, rottebekæmpelse, vandafledningsafgift, fælles energi og vandforbrug, husgrundejer- bygningsbrand- glas og sanitetsforsikring samt drift af elevator og klimaanlæg, ren- og vedligeholdelse af indvendige fællesarealer herunder også ind og udvendig vinduespudsning i henhold til særskilt regnskab herfor, som tilstilles lejer. Den forholdsmæssige beregning foretages af udlejer med indsigelsesret for lejer og eventuel uenighed afgøres ved voldgift. Lejemålets andel andrager 61 / 2701.

Udlejer forbeholder sig ret til at ændre fordelingstallet, såfremt der sker ændringer i ejendommens fællesarealer i forbindelse med udlejning til nye lejere. Fastsættelsen af det nye fordelingstal vil i givet fald ske ud fra de hidtidige anvendte principper.

Endvidere betaler lejer en forholdsmæssig andel af udgifter til rengøring og vedligeholdelse af terrænbelægninger og friarealer mv. og pasning/fornyelse af de ved ejendommen værende beplantninger samt snerydning, grus og saltning i fornødent omfang på veje og parkeringsarealer, renovation og bortfjernelse af affald, emballage og lignende.

Det præciseres, at lejer alene opkræves en forholdsmæssig andel af driftsudgifterne, uagtet at der i en periode måtte være ledige lokaler i bygningen.

Beløbene opkræves ved forfald.
Forventede driftsudgifter ekskl. moms pr. år til fordeling efter antal brutto m^2

- Ejendomsskatter (kommune) kr. 35.000
- Dækningsafgift kr. 207.000
- Fælles el kr. X
- Rengøring m.v. kr. Y
- Renovation kr. 42.000
- Forsikringspræmier kr. 38.000
- Elevator, ABA anlæg m.v. kr 15.000
- Eftersyn ventilationsanlæg m.v. kr. 10.000
- Vedligeholdelse af udenomsarealer excl. snerydning kr. 25.000
- I alt kr. 372.000 + X og Y

Udlejer gør opmærksom på, at ovennævnte udgifter er anslåede og at beløbene vil være afhængige af prisudviklingen og ejendommens forbrugsmønstre. Alle forhøjelser af enhver art samt nye, ikke kendte, som knytter sig til ejendommens og/eller det lejedes forsyning med el, vand og varme, vil blive pålagt lejer. Udlejer er berettiget til at forhøje a conto beløbet på baggrund af allerede indtrådte eller forventede stigninger i de anførte udgifter. Samtlige udgifter tillægges moms. A conto beløbet opkræves månedligt sammen med lejen. Ejendomsskatter, dækningsafgift og renovation opkræves ved forfald halvårsvis forud.

Regnskabsperioden løber fra 01.01. til 31.12. Regnskabet fremsendes til lejer inden 4 måneder efter regnskabsperiodens udløb.

Lejer er inden 14 dage efter modtagelsen af regnskabet berettiget til at oppebære, hvad der i regnskabsåret er indbetalt for meget a conto, men ligeledes forpligtet til inden udløbet af nævnte frist at indbetale eventuelt yderligere tilsvar.

Lejer gøres opmærksom på, at det lejede er omfattet af Lov om fremme af energibesparelser i bygninger, hvorfor der for ejendommen, hvori det lejede er beliggende, skal udarbejdes regelmæssig energimærkning hvert 5. år. Udlejer er berettiget til at opkræve en forholdsmæssig andel (opgjort efter areal) af enhver afholdt udgift til energimærkning af ejendommen hos ejendommens lejere.

Glas og kummeforsikring er dækket via en for ejendommen tegnet løsøreforsikring. Præmien herfor er indeholdt i budgettet for fællesomkostningerne. Det påhviler lejer selv at sørge for øvrige egne forsikringer. Medfører driften af lejemålet særlige udgifter, eksempelvis forhøjet præmie til

brandforsikring eller forøgede afgifter til det offentlige e. lign. er lejer forpligtet til fuldt ud at refundere den særlige udgift til udlejer.

Udover lejen betaler lejeren for forbruget af fjernvarme, el og vand. Der etableres særskilte målere for udarbejdelse af forbrugsregnskaber for fjernvarme og el. Udgiften til vand og vandafledning fordeles med 61 /2701 som hørende til lejemålet.

Beløbene tillægges den til enhver tid værende moms, der p.t. udgør 25 %.

As security for the tenant's fulfillment of all obligations under this contract.

including payments under any separate accounts and forpligteIser in connection with

DEPOSITUM

Deposit

vacating. pay rent while the contract signature as plain depositurn kr.

30.348, - + VAT equivalent to three months' begyndeIsesleje.

10.

Deposit remunerated. The deposit is the landlord required elevated, so that this always equals 6 months' elevated rent

incl. VAT.

Til sikkerhed for lejers opfyldelse af samtlige forpligtelser i henhold til nærværende kontrakt, herunder betalinger i henhold til eventuelle særskilte regnskaber og forpligtelser i forbindelse med fraflytning, betaler lejer samtidig med kontraktens underskrift som almindeligt depositum kr. 30.348,- + moms svarende til 3 måneders begyndelsesleje.

Depositum forrentes ikke.

Depositum kan af udlejer kræves forhøjet, således at dette stedse svarer til 6 måneders forhøjet leje inkl. moms.

FREMLEJE

11.

Lejeren har ret til fremleje til en person eller et selskab, der vil drive virksomhed overensstemmende med det i § 3 anførte, hvormed fremlejegiver fortsat hæfter for betaling af pligtige pengeydelser, jf. nærværende lejekontrakt.

Udenomsarealer og parkeringspladser kan ikke fremlejes særskilt.

AFSTÅELSE

12.

Lejer har ikke ret til afståelse

VEDLIGEHOLDELSE OG RENHOLDELSE

13.

Al indvendig vedligeholdelse af det lejede kontor, herunder fornødne fornyelser, påhviler lejeren, der i øvrigt har pligt til at det lejede omgås forsvarligt og holdes i rimelig vedligeholdelsesstand.

Lejer er endvidere forpligtet til at vedligeholde og/eller forny maling, gulv, gulvbelægning, installationer af enhver art, indvendige bygningsdele, låse, dørhåndtag, nøgler, ruder (ej evt. punktering), beslag, cisterne, haner, wc-skåle med sæder, vaskekummer, vandlåse, elektriske installationer, varme-, klima- og udsugnings- installationer for så vidt angår termostat-ventiler, filtre og lignende, der har med driften af disse installationer at gøre, armaturer, lyskilder af enhver art samt installationer til det lejedes afløbs- og forsyningsinstallationer af enhver art indenfor det lejedes rammer.

Vedligeholdelse af udvendige bygningsdele i øvrigt påhviler udlejer. Dog påhviler vedligeholdelse af døre lejer.

Renholdelse af det lejede påhviler lejer, der har pligt til at sørge for, at det lejede stedse fremstår i pæn og ryddelig stand.

Udlejer er berettiget til – til enhver tid – at besigtige det lejede for konstatering af, om vedligeholdelsespligten er opfyldt.

Lejer er forpligtet til straks at lade udføre sådanne vedligeholdelsesarbejder mv. som udlejer med rette kræver til vedligeholdelsespligtens opfyldelse. Såfremt lejer ikke uden ugrundet ophold efter skriftlig opfordring hertil har udført et ham påhvilende vedligeholdelses- eller istandsættelses-arbejde, er udlejer berettiget til at lade de omhandlede arbejder udføre for lejers regning.

Lejers særlige renovationsbehov opfyldes ved lejers egen foranstaltning og for lejers regning. Bortskaffelse af lejers almindelige husholdningsaffald sker via ejendomsskattebilletten.

Såfremt ejendommen er eller bliver omfattet af en af offentlig myndigheder eller private foreninger etableret fælles gaderenholdelses- og snerydningsordning, er lejer pligtig at betale andel af den hermed forbundne udgift. En sådan ordning er ikke i kraft ved nærværende aftales indgåelse.

Emballage og lignende må ikke henstilles uden for det lejede, ligesom det ikke er tilladt lejer uden udlejers foregående skriftlige samtykke at henstille egne renovationscontainere mv. på ejendommen.

SKILTNING

14.

Lejer – og øvrige lejere - har ret til sædvanlig skiltning på dør.
Lejer har **ikke** ret til skiltning mod motorvejen.

Anden lejer i ejendommen, Yara, har etableret skiltepylon ved Vesterballevej. Lejer kan erhverve ret til skiltning på denne pylon mod at betale Yara en eengangsudgift på kr. 6.500,- til dækning af andel af kostprisen for pylonen.

Ved lejemålets ophør er lejeren forpligtet til at fjerne skiltningen for egen regning, herunder at fjerne ethvert spor fra ejendommen af skiltningen.

FRAFLYTNING OG AFLEVERING

15.

Ved lejemålets ophør skal det lejede afleveres ryddeliggjort og rengjort og som ved overtagelsen med nymalede vægge, rensede tæpper og i øvrigt uden mangler af nogen art, bortset fra almindelig slid og ælde og med samtlige installationer i god og brugbar stand.

Lejer er frem til fraflytningsdagen berettiget til at vælge anerkendte håndværkere til at istandsætte lejemålet. Arbejdet skal udføres i overensstemmelse med god håndværksmæssig skik. Efter kl. 12.00 på ophørsdagen overgår retten til at vælge håndværkere til udlejer.

Snarest muligt efter fraflytningen gennemgår lejer og udlejer lejemålet med henblik på at konstatere, om det lejede på fraflytningstidspunktet er i en stand som aftalt. Der udarbejdes en fraflytningsrapport, der underskrives af begge parter. Deltager lejer ikke i gennemgangen, skal fraflytningsrapporten fremsendes til lejer, således den er fremme senest 4 uger efter fraflytningen. Udlejer kan efter denne frist ikke gøre krav gældende vedrørende lejemålets stand.

Er det lejede på fraflytningstidspunktet ikke i den aftalte stand, er udlejer berettiget til efter eget valg enten at istandsætte det lejede for lejers regning eller kræve kontant betaling af de udgifter, der må forventes at medgå til istandsættelsen. Endvidere er udlejer berettiget til at kræve ydelser i henhold til lejekontrakten for den periode, der faktisk medgår eller må forventes at medgå til istandsættelsen. Udlejers krav er ikke afhængig af om istandsættelsen faktisk gennemføres.

Forandringer i lejemålets indretning tilbageføres inden fraflytningsdagen, således at lejemålet fremtræder som det var indrettet ved lejemålets begyndelse. Dette gælder også ændringer godkendt af udlejer, medmindre retableringspligten skriftligt er frafaldet af udlejer.

Ud over lejerens inventar m.v. er lejeren pligtig og berettiget til at bortfjerne andre indretninger, der er bekostet af samme, mod at bekoste de ved bortfjernelsen nødvendiggjorte reparationer, med mindre det skriftligt er aftalt, at sådanne indretninger fremtidigt skal tilhøre ejendommen.

Lejer er pligtig til at aflevere samtlige nøgler/brikker til låse i døre og lignende, herunder også låse lejer måtte have installeret.

Udlejer eller udlejers repræsentant, herunder en af udlejer antaget ejendomsmægler, har ret til, når lejemålet er opsagt eller ophævet, under behørig hensyntagen til lejers virksomhed, at forevise lejemålet for interesserede potentielle nye lejere. Udlejer / ejendomsmægleren er forpligtet til forudgående at orientere lejer om sådanne forevisninger.

Ved opsigelse eller ophævelse af nærværende lejekontrakt har udlejer eller udlejers repræsentant, herunder en af udlejer antaget ejendomsmægler, - i de sidste 3 måneder af lejers opsigelsesperiode – ret til at opsætte "Til leje"-skilte i lejemålets vinduer. Skiltningen kan ske med skilte i max formatet A3.

Det lejede skal afleveres fri for forurening af enhver art, som kan henføres til lejers brug af det lejede. Såfremt der ved lejemålets ophør er konstateret, eller der med rimelig grund må antages at være sket en forurening på, i, under eller ved det lejede, der kan være forårsaget af lejers brug af det lejede, er lejer forpligtet til for egen regning på udlejers begæring at lade foretage de fornødne undersøgelser til klarlæggelse af, hvorvidt forurening er sket og i bekræftende fald forureningens årsager og omfang.

Lejer er forpligtet til at afholde omkostningerne til fjernelse af konstateret forurening, der må anses for forårsaget af lejers virksomhed. Tilsvarende er lejer forpligtet til at afholde omkostningerne til opfyldelse af påbud fra offentlige myndigheder, der måtte blive udstedt med hensyn til undersøgelse og/eller oprensning af forurening i forbindelse med lejemålets ophør. Arbejder som nævnt i denne bestemmelse iværksættes på udlejers foranledning.

VOLDGIFT

16.

Alle uoverensstemmelser vedrørende fortolkning og udfyldning af denne kontrakt afgøres af en voldgiftsret, hvor hver af parterne udpeger en voldgiftsmand, mens opmanden udpeges af præsidenten for den Landsret, i hvis retskreds lejemålet er beliggende, blandt rettens dommere. I tilfælde af stemmelighed er opmandens stemme afgørende. Voldgiftsretten fastsætter selv sin procedure og afgør selv spørgsmålet om sagens omkostninger.

Voldgiftsrettens kendelse er endelig.

En tvist indbringes for voldgiftsretten derved, at klageren pr. anbefalet brev tilskriver den indklagede med oplysning om klagens indhold og de anbringender, han ønsker at gøre gældende for voldgiftsretten. Klagen skal indeholde oplysninger om, hvem klageren udpeger som sin voldgiftsmand. Har den indklagede part ikke inden 14 dage efter, at klagen er kommet til dennes kundskab, udpeget sin voldgiftsmand, udpeges denne af præsidenten for vedkommende Landsret samtidig med eller efter, at opmanden udpeges.

Lov af 24. maj 1972 om voldgift er i øvrigt gældende.

KONTRAKTINDGÅELSE OG OMKOSTNINGER

17.

Lejer har modtaget kopi af By- og Boligministeriets checkliste og har gjort sig bekendt med indholdet.

Lejer er opfordret til at benytte advokatbistand i forbindelse med indgåelse af denne lejekontrakt.

Hver part afholder omkostninger til egne rådgivere.

Udlejer afholder salær til Lillebælt Erhverv

BILAG

18.

Som en del af nærværende lejekontrakt hører følgende bilag:

1. Plantegning med rum nummerangivelse.
2. Checkliste.
3. Energimærke

Fredericia, den / 2015 den, / 2015

som udlejer f. 79.301 ApS som lejer